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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 18, 2003



                             BRANDYWINE REALTY TRUST
             (Exact name of registrant as specified in its charter)





          MARYLAND                      1-9106                 23-2413352
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)               file number)        Identification Number)



             401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

                                Page 1 of 3 pages


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Item 5. Other Events.

         Brandywine Realty Trust (the "Company") is filing updated financial statements to reflect additional properties as discontinued operations under the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144") and to reflect the adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145").

         During the six months ended June 30, 2003, the Company sold certain properties and in accordance with SFAS 144 has reported revenue, expenses and gain on sale from these properties as discontinued operations for the periods presented in its quarterly report on Form 10-Q filed on August 13, 2003 for the three- and six-month periods ended June 30, 2003. This reclassification has no effect on the Company's reported net income or net income per share.

         As of January 1, 2003, the Company adopted the provisions of SFAS 145 which requires the Company to reclassify an amount previously classified as an extraordinary item, related to the write-off of unamortized deferred financing costs in 2001, as interest expense. This reclassification has no effect on the Company's reported net income or net income per share.

          This Current Report on Form 8-K updates Items 6, 7 and 15(a)1 and 2 of the Company's Form 10-K for the year ended December 31, 2002 and reflects those properties sold and classified as held-for-sale during the six months ended June 30, 2003 as discontinued operations. All other Items of the Form 10-K remain unchanged.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BRANDYWINE REALTY TRUST


                                       By: /s/ Gerard H. Sweeney
                                           ------------------------------------
                                           Title: President and Chief Executive
                                           Officer

Date: September 18, 2003


                                  EXHIBIT INDEX

EXHIBIT NO.     DOCUMENT DESCRIPTION

23.1            Consent of Independent Accountants
99.1            Selected Financial Data
                Management's Discussion and Analysis of Financial Condition and
                  Results of Operations
                Financial Statements and Schedules









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